UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 7, 2013
Date of Report (Date of earliest event reported)

CELLCYTE GENETICS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52238	86-1127046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14205 SE 36th St. Suite 100, Bellevue Washington	98006
(Address of principal executive offices)	(Zip Code)

(425) 519-3755
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 7, 2013, the Company issued to Doug Cerretti, John Fluke and Randy Lieber (collectively, the “Note Holders”) convertible promissory notes (collectively the “Notes”) in the aggregate of $466,168.90 (the “Principal Amount.”).  The Principal Amount includes amounts previously loaned to the Company under prior promissory notes, interest accrued on the promissory notes, as well as additional amounts loaned to the Company.  All prior promissory notes and accrued interest owed to Note Holders have been cancelled and rolled into the amounts owed under the Notes.

The Notes are payable on demand to the Note Holders and bear simple interest at eight percent (8%) per annum.  Principal and all accrued interest will be due and payable five (5) years from the date of the Notes.  In the event the Company defaults on any payment of principal or interest, then any Note Holder may, at his option, without notice, proceed to enforce collection thereof.  Notes are convertible at the option of the Note Holders into shares of the Company’s common stock in lieu of payment of the Principal Amount and all accrued interest at a price of $0.01 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLCYTE GENETICS CORPORATION
Date: November 7, 2013.	_______________________________________ Name: John M. Fluke, Jr. Title: Interim Principal Executive Officer